Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

S-8

(Form Type)

P3 HEALTH PARTNERS INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(2)
Equity	Class A Common Stock, $0.0001 par value per share	Rule 457(h)	17,052,267	(3)	$4.77	$81,339,313.59	$92.70 per $1,000,000	$7,540.16
Total Offering Amounts						$81,339,313.59		$7,540.16
Total Fee Offsets								$0.00
Net Fee Due								$7,540.16

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 also covers any additional number of shares of Class A Common Stock, $0.0001 par value per share (“Class A Common Stock”), of the registrant that become issuable under the P3 Health Partners Inc. 2021 Incentive Award Plan (the “2021 Plan”) by reason of any stock splits, stock dividends or other distribution, recapitalization or similar transaction effected without receipt of consideration.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act, and based on the average of the high and low sales price per share of the registrant’s Class A Common Stock on the Nasdaq Stock Market LLC on January 28, 2022.
(3)	Represents shares of Class A Common Stock available for future issuance under the 2021 Plan, which number consists of (i) 14,616,229 shares of Class A Common Stock initially reserved for issuance under the 2021 Plan and (ii) an additional 2,436,038 shares of Class A Common Stock that were automatically added to the shares authorized for issuance under the 2021 Plan on January 1, 2022 pursuant to an “evergreen” provision contained in the 2021 Plan. Pursuant to such provision, on January 1 of each year commencing in 2022, the number of shares authorized for issuance under the 2021 Plan is automatically increased by a number equal to the lesser of (a) 1% of the aggregate number of shares of Class A Common Stock and Class V Common Stock outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares as is determined by the Company’s Board of Directors.